EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-44017 and 333-88530 on Form S-8 of Lipid Sciences, Inc. of our report dated March 10, 2004, appearing in this Annual Report on Form 10-K of Lipid Sciences, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

San Francisco, California
March 11, 2004